EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is effective as of September 15, 1996 between ANGEION CORPORATION, a Minnesota corporation (the "Company"), and WHITNEY A. MCFARLIN (the "Employee").

         WHEREAS, the parties wish to provide for the employment of the Employee by the Company;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee, each intending to be legally bound, agree as follows:

         1. Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ the Employee as the Chief Executive Officer and President of the Company , and the Employee accepts this employment.

         2. Duties.

                  (a) The Employee will diligently and conscientiously perform the duties of Chief Executive Officer and President of the Company within the general guidelines to be determined by the Board of Directors of the Company (the "Board"). The Employee will make the best use of his energy, knowledge and training in advancing the Company's interests and will not actively be engaged in other employment with any other entity or concern.

                  (b) During the term of this Agreement, the Employee will also serve as a director of the Company and will perform all duties incident to such service.

         3. Term. The Employee's initial term of employment will commence on the date of this Agreement and will continue for a period of two years, subject to earlier termination in accordance with Section 4 hereof. Thereafter, the term of this Agreement will be extended automatically without action by either the Company or the Employee for consecutive one-year terms, unless either party gives written notice to the other not to renew such employment within 60 days before the expiration of the then current term.

         4. Termination. Subject to the respective continuing obligations of the Company and the Employee under Sections 8, 9, 10 and 11 hereof:

                  (a) This Agreement may be terminated by the Company on 10 days' written notice to the Employee "for cause," with the basis for termination specified in such notice.

                  (b) This Agreement may be terminated upon the Employee's death or Total Disability. For purposes of this Agreement, "Total Disability" will be as defined in the long-term disability plan of the Company then in effect or, if no such plan exists, will mean such disability that prevents the Employee from performing his duties under Section 2 of this Agreement for a continuous period of 90 days.

                  (c) This Agreement may be terminated by either the Company or the Employee at any time upon 30 days' written notice to the Company or the Employee, as the case may be.

                  (d) For purposes of this Agreement, "for cause" will mean (i) dishonesty, fraud, gross misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or its business, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or, if not corrected within 60 days after written notice thereof, unreasonable job performance, or (iv) a material breach of any provision of this Agreement.

         5. Compensation.

                  (a) Base Salary. In consideration of the Employee's services under this Agreement, the Company agrees to pay the Employee an annual base salary (the "Base Salary"), which will be determined on each anniversary of this Agreement by the Board in its discretion. The Base Salary will initially be set at $243,000 and will increase to $255,150 on the first anniversary of this Agreement. Thereafter, the Board will conduct a performance and salary review at the end of each year of this Agreement for the purpose of determining the Base Salary for each ensuing year of this Agreement, which review will be based upon both individual and corporate performance. The Base Salary will be payable in accordance with the standard payroll practices of the Company.

                  (b) Bonuses. During the period commencing on the date hereof and ending on March 15, 1996, the Employee will diligently work with the Board to agree upon the milestones and other terms and conditions to be used in connection with a bonus program for the Employee.

                  (c) Tax Preparation. During the term of this Agreement, the Employee will be entitled to receive reimbursement from the Company for reasonable costs associated with the Employee's annual personal tax preparation; provided, however, that such reimbursement may not exceed $3,500 during any year of this Agreement.

                  (d) Benefit Plans. The Employee will be eligible to participate in and receive benefits under any other benefit plans or programs or additional compensation or remuneration plans or programs of the Company of the type and in an amount comparable to that provided to other executive officers of the Company; provided, however, that the Company is not obligated to adopt or continue any such benefit plans or programs during the term of this Agreement, and the Employee's participation in any such plans or programs will be subject to the provisions, limitations and rules applicable to such plans or programs. In addition to the life insurance provided by the Company to all employees of the Company, so long as the costs to the Company are reasonable the Company agrees to provide the Employee with such additional life insurance as is necessary to provide the Employee at all times during the term of this Agreement with personal life insurance benefits totaling $500,000.

                  (e) Expenses. The Company will pay or reimburse the Employee for all reasonable expenses (including, without limitation, expenses for entertainment, travel, personal business education, meals, hotel accommodations) that the Employee incurs while performing his duties under this Agreement, provided that the Employee accounts properly for such expenses to the Company in accordance with Company policies.

                  (f) Automobile. The Employee will be entitled to an automobile allowance of $750 per month during the term of this Agreement, plus reasonable costs for fuel and automobile insurance.

6.       Change in Control.

                  (a) For purposes of this Section 6, a "Change in Control" of the Company will mean the following:

                                    (i) the sale, lease, exchange or other
                  transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                                    (ii) the approval by the shareholders of the
                  Company of any plan or proposal for the liquidation or dissolution of the Company;

                                    (iii) a merger or consolidation to which the
                  Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                                    (iv) any person becomes after the effective
                  date of this Agreement the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of
                  (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                                    (v) the Incumbent Directors cease for any
                  reason to  constitute  at least a majority of the Board; or

                                    (vi) any other change in control of the
                  Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

                  (b) For purposes of this Section 6, the Incumbent Directors will mean any individual who is a member of the Board on the effective date of this Agreement and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).

         7. Payments Upon Termination.

                  (a) If this Agreement is terminated by the Company pursuant to
         Section 4(a) of this Agreement or is terminated by the Employee pursuant to Section 4(c) of this Agreement, the Employee will be paid
         (i) his Base Salary through the date of termination, (ii) any benefits payable to the Employee pursuant to the terms and conditions of any benefit plan in which the Employee participated during the term of his employment, the right to which had vested on the date of his termination under the terms and conditions of such plans, and (iii) any unpaid expense reimbursement.

                  (b) If this Agreement is terminated pursuant to Section 4(b) of this Agreement, the Employee will be paid (i) his Base Salary through the end of the month following his death or termination as a result of Total Disability, (ii) any bonus, determined in accordance with Section 5(b) of this Agreement, to which the Employee would have been entitled for the fiscal year in which his death or termination for Total Disability occurred, pro rated to the end of the month following his death or termination for Total Disability, (iii) any benefits payable to the Employee pursuant to the terms and conditions of any benefit plan in which the Employee participated during the term of his employment, the right to which had vested on the date of his death or termination under the terms and conditions of such plans, and (iv) any unpaid expense reimbursement.

                  (c) If this Agreement is terminated by the Company pursuant to
         Section 4(c) of this Agreement or, following a Change in Control, is terminated by the Employee pursuant to Section 4(c) of this Agreement for Good Reason, the Employee (i) will continue to be paid his then current Base Salary, at the same times and in the same manner as prior to his termination, for the remainder of the then current term of this Agreement and for one year thereafter, provided that such payments will continue only so long as the Employee continues to comply with all of the terms and conditions of Sections 8, 9 and 10 of this Agreement,
         (ii) will be paid any bonus, determined in accordance with Section 5(b) of this Agreement, to which the Employee would have been entitled for the entire fiscal year in which he was terminated had his employment with the Company not been terminated; (iii) will be paid any benefits payable to the Employee pursuant to the terms and conditions of any benefit plan in which the Employee participated during the term of his employment, the right to which had vested on the date of his termination under the terms and conditions of such plans, and (iv) will be paid any unpaid expense reimbursement.

                  (d) For purposes of this Section 7, "Good Reason" will mean the good faith determination by the Employee, in his sole judgment, that any one or more of the following events has occurred, without the Employee's written consent, following a Change in Control:

                                    (i) an adverse change in the Employee's
                  status or position as an executive of the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the Employee's status or position as a result of a material diminution in his or her duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to the Employee of any duties or responsibilities that, in the Employee's reasonable judgment, are inconsistent with such status or position, or any removal of the Employee from or any failure to reappoint or reelect the Employee to such position (except in connection with the termination of his employment "for cause" or as a result of his death or Total Disability or by the Employee other than for Good Reason); provided, however, that Good Reason will not include an adverse change in the Employee's status or position caused by an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice of such change is given by the Employee;

                                    (ii) a reduction by the Company in the
                  Employee's annual Base Salary, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased;

                                    (iii) the failure by the Company to continue
                  in effect any benefit plan in which the Employee (including, for purposes of this paragraph, his family or dependents) is participating at any time during the 90-day period immediately preceding the Change in Control (or benefit plans providing the Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such benefit plan in accordance with its terms as in effect immediately prior to the 90-day period immediately preceding the Change in Control, or the taking of any action, or the failure to act, by the Company that would adversely affect an Employee's continued participation in any of such benefit plans on at least as favorable a basis to such Employee as is the case immediately prior to the Change in Control or that would materially reduce the Employee's benefits in the future under any such benefit plans or deprive an Employee of any material benefit enjoyed by such Employee immediately prior to the Change in Control;

                                    (iv) the Company's requiring the Employee to
                  be based more than 30 miles from where his or her office is located immediately prior to the Change in Control, except for required travel pursuant to the Company's business travel obligations that the Employee undertook on behalf of the Company during the 90-day period immediately preceding the Change in Control;

                                    (v) the failure of the Company to obtain an
                  assumption of the obligations of the Company to perform this Agreement by any successor to the Company; or

                                    (vi) any material breach of this Agreement
                  by the Company.

                  (e) Notwithstanding any other provisions of this Agreement or any other agreement, contract or understanding heretofore or hereafter entered into between the Company and the Employee, if any "payments" (including, without limitation, any benefits or transfers of property or the acceleration of the vesting of any benefits) in the nature of compensation under any arrangement that is considered contingent on a Change in Control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), together with any other payments that the Employee has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the
         Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G of the Code), such payments will be reduced to the largest amount as will result in no portion of such payments being subject the excise tax imposed by Section 4999 of the Code; provided, however, that the Employee will be entitled to designate those payments that will be reduced or eliminated in order to comply with the foregoing provision.

         8. Inventions.

                  (a) "Inventions," as used in this Section 8, means any discoveries, improvements, formulae, proprietary rights or data, trade secrets, shop rights, ideas and know-how (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

                                    (i) concern directly the Company's business
                  or the Company's present or possible future research or development;

                                    (ii) result from any work the Employee
                  performs for the Company;

                                    (iii) use the Company's equipment, supplies,
                  facilities, or trade secret information; or

                                    (iv) the Employee develops during any such
                  time that Section 2 above obligates him to perform his employment duties.

                  (b) The Employee agrees that all Inventions he makes during or within six months after the term of this Agreement will be the Company's sole and exclusive property. The Employee will, with respect to any such Invention:

                                    (i) keep current, accurate, and complete
                  records, which will belong to the Company and be kept and stored on the Company's premises while the Employee is employed by the Company;

                                    (ii) promptly and fully disclose the
                  existence and describe the nature of the Invention to the Company in writing (and without request);

                                    (iii) assign (and the Employee does hereby
                  assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

                                    (iv) acknowledge and deliver promptly to the
                  Company any written instruments, and perform any other acts necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters patents and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company.

         The requirements of this subsection 8(b) do not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and (x) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development, or (y) which does not result from any work the Employee performed for the Company. Except as previously disclosed to the Company in writing, the Employee does not have, and will not assert, any claims to or rights under any Inventions as having been made, conceived, authored or acquired by the Employee prior to his employment by the Company.

         9.       Confidential Information.

                  (a) "Confidential Information," as used in this Section 9, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

                                    (i) trade secret information about the
                  Company and its products;

                                    (ii) "Inventions," as defined in Section
                  8(a) hereof;

                                    (iii) information concerning the Company's
                  business, as the Company has conducted it during the last five years or as it may conduct it in the future; and

                                    (iv) information concerning any of the
                  Company's past, current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling or leasing.

         Any information that the Employee reasonably considers or that the Company treats as Confidential Information will be presumed to be Confidential Information (whether the Employee or others originated it and regardless of how he obtained it).

                  (b) Except as required in his duties to the Company, the Employee will never, either during or after his employment by the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it. When the Employee's employment with the Company ends, he will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in his possession, regardless of who prepared them.

         10. Competitive Activities. The Employee agrees that during his employment with the Company and, unless the Employee is terminated following a Change in Control other than for cause, for a period of three years after his employment with the Company ends:

                  (a) He will not alone, or in any capacity with another firm:

                                    (i) directly or indirectly engage in any
                  commercial activity that competes with the Company's business, as the Company has conducted it during the five years before the Employee's employment with the Company ends, (A) within any state in the United States, or (B) within any country in which the Company directly or indirectly markets or services products or provides services or reasonably intends during such period to market or service products or provide services;

                                    (ii) in any way interfere or attempt to
                  interfere with the Company's relationships with any of its current or potential customers; or

                                    (iii) employ or attempt to employ any of the
                  Company's then employees on behalf of any other entity competing with the Company.

                  (b) He will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of this Agreement.

                  (c) The Employee may, however, accept employment with an entity competing with the Company so long as the business of such entity is diversified and, as to a separately managed and operated part of its business, does not compete with the Company; provided, however, that prior to accepting such employment, the Employee and such competing entity will provide the Company with written assurances satisfactory to the Company that the Employee will not render services directly or indirectly to any part of such entity's business that competes with the business of the Company.

         11. Conflicting Business. The Employee agrees that he will not transact business with the Company personally, or as agent, owner, partner or shareholder of any other entity; provided, however, that the Employee may enter into any business transaction that is, in the opinion of the Board, reasonable, prudent or necessary to the Company, so long as any such business transaction is at arm's-length as though between independent and prudent individuals.

         12. No Adequate Remedy. The Employee understands that if he fails to fulfill his obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Employee hereby consents to the specific enforcement by the Company of Sections 8, 9 and 10 of this Agreement through an injunction or restraining order issued by an appropriate court.

         13. Miscellaneous.

                  (a) Successors and Assigns. Except as provided in the next sentence, this Agreement may not be assigned without the Employee's consent, which consent will not be unreasonably withheld. In any event, the Company may assign this Agreement without the consent of the Employee in connection with a merger, consolidation, assignment, sale, or other disposition of substantially all of its assets or business.

                  (b) Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.

                  (c) Governing Law. The laws of the State of Minnesota will govern the validity, construction, and performance of this Agreement, without regard to the conflict of laws provisions of any jurisdictions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and each of the parties hereto hereby consents to the exclusive jurisdiction of that court for this purpose.

                  (d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

                  (e) Non-Waiver. No failure or delay by either the Company or the Employee in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Employee of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute one and the same instrument.

                  (g) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings among the parties hereto concerning the matters in this Agreement, including, without limitation, any policy or personnel manuals of the Company or any of its subsidiaries or affiliates.

                  (h) Notices. All notices and other communications required or permitted under this Agreement will be in writing and hand delivered or sent by registered first-class mail, postage prepaid, and will be effective upon receipt if hand delivered, and five (5) business days after mailing if sent by mail, to the following addresses or such other addresses as either party will have notified the other party:

         If to the Company:       Angeion Corporation
                                  3650 Annapolis Lane
                                  Plymouth, Minnesota 55447

         If to the Employee:      Whitney A. McFarlin
                                  460 Peavey Lane
                                  Wayzata, Minnesota  55391

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

                                  ANGEION CORPORATION

                                  By: /s/David L. Christofferson
                                  Its:   Chief Financial Officer


                                  /s/Whitney A. McFarlin
                                  Whitney A. McFarlin